UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): August 24, 2017

Monaker Group, Inc.

(Exact name of Registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)
000-52669	26-3509845
(Commission File Number)	(I.R.S. Employer Identification No.)

2690 Weston Road, Suite 200

Weston, Florida 33331

(Address of principal executive offices zip code)

(954) 888-9779

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01

Entry into a Material Definitive Agreement.

Wilton Debt Conversion and Voting Agreement

On August 24, 2017, and effective on August 22, 2017, Monaker Group, Inc. (the “Company”, “we” and “us”), entered into a Debt Conversion and Voting Agreement with Mark A. Wilton, a significant shareholder of the Company (the “Debt Conversion Agreement”). Pursuant to the Debt Conversion Agreement, we converted various promissory notes which Mr. Wilton held in the Company, which had an aggregate principal balance of $1,409,326 and were due and payable on December 17, 2017 (the “Wilton Notes”), into 704,663 shares of our restricted common stock. The conversion was undertaken pursuant to the forced conversion terms of the Wilton Notes, which allowed us to force the conversion of the Wilton Notes into common stock at a conversion price equal to 80% of the 5 day trailing average closing price of our common stock prior to conversion. Additionally, pursuant to the Debt Conversion Agreement, we agreed to pay Mr. Wilton $45,000 in cash, payable at the rate of $15,000 per month in September, October and November, 2017, and Mr. Wilton agreed (a) to vote (and provided William Kerby, our Chief Executive Officer, and any other individual who is designated by us in the future, a proxy to vote), all of the voting shares held by him, in favor of any proposals recommended by the Board of Directors of the Company (including, but not limited to those proposals described in the preliminary Schedule 14C Information Statement which we filed with the Securities and Exchange Commission on August 25, 2017 (the “Information Statement”)), and (b) to not transfer any of the voting shares which he held, subject to certain exceptions, until the earlier of August 22, 2020 and the date we provide Mr. Wilton notice of the termination of such voting proxy. We and Mr. Wilton also provided each other general releases pursuant to the Debt Conversion Agreement.

Bettwork Purchase Agreement, Secured Note and Assignment and Novation

Effective on August 31, 2017, we entered into a Purchase Agreement (the “Purchase Agreement”) with Bettwork Industries, Inc. (“Bettwork”). Bettwork’s common stock is quoted on the OTC Pink market under the symbol “BETW”.

Pursuant to the Purchase Agreement, we sold Bettwork:

(a)

our 71.5% membership interest in Voyages North America, LLC, a Delaware limited liability company (“Voyages”), including the voyage.tv website and 16,000 hours of destination and promotional videos;

(b)

our 10% ownership in Launch360 Media, Inc., a Nevada corporation (“Launch360”);

(c)

Rights to broadcast television commercials for 60 minutes every day on R&R TV network stations which rights remain in place until the earlier of (a) the date the shares of Launch360 are no longer held by Bettwork; and (b) the date that Launch360 no longer has rights to broadcast television commercials on R&R TV network stations, for whatever reason; and

(d)

Our Technology Platform for Home & Away Club and supporting I.C.E. partnership (collectively (a) through (d), the “Assets”).

Bettwork agreed to pay $2.9 million for the Assets, payable in the form of a Secured Convertible Promissory Note (the “Secured Note”). The amount owed under the Secured Note accrues interest at the rate of (a) six percent per annum until the end of the last day of the month in which the sale occurred; and (b) the greater of (i) six percent per annum and (ii) the prime rate plus 3 3/4% per annum, thereafter through maturity, which maturity date is August 31, 2020, provided that the interest rate increases to twelve percent upon the occurrence of an event of default.

Bettwork may prepay the Secured Note at any time, subject to its obligation to provide us 15 days prior written notice prior to any prepayment. The Secured Note is convertible into shares of Bettwork’s common stock, at our option, subject to a 4.99% beneficial ownership limitation (which may be waived by us with at least 61 days prior written notice). The conversion price of the Secured Note is $1.00 per share (the “Conversion Price”), unless, prior to the Secured Note being paid in full, Bettwork completes a capital raise or acquisition and issues common stock or common stock equivalents (including, but not limited to convertible securities) with a price per share (as determined in our reasonable discretion) less than the Conversion Price then in effect (each a “Transaction”), at which time the Conversion Price will be adjusted to match such lower pricing structure associated with the Transaction (provided such repricing shall continue to apply to subsequent Transactions which occur prior to the Secured Note being paid in full as well).

The repayment of the Secured Note is secured by a first priority security interest in all of the Assets.

Separate from the Purchase Agreement, on August 31, 2017, we entered into an Assignment and Novation Agreement (the “Assignment”) with Bettwork and Crystal Falls Investments, LLC (“Crystal Falls”), which entity purchased our 51% membership interest in Name Your Fee, LLC in May 2016, in consideration for among other things, $750,000 evidenced by a Promissory Note (the “Name Your Fee Note”). Pursuant to the Assignment, the Name Your Fee Note, which had a principal balance of $750,000 as of the date of the Assignment, was assigned from Crystal Falls to Bettwork, we agreed to only look to Bettwork for the repayment of the Name Your Fee Note, Bettwork agreed to repay the Name Your Fee Note pursuant to its terms, and we provided Crystal Falls a novation of amounts owed thereunder. Crystal Falls also released us from any and all claims in connection with such Name Your Fee Note and any other claims which Crystal Falls then had. The Assignment also amended the Name Your Fee Note to include an option which allows us to convert the amount owed under the Name Your Fee Note into shares of Bettwork’s common stock at a conversion price of $1.00 per share.

* * * * * * * * * *

The foregoing descriptions of the Debt Conversion Agreement, Purchase Agreement, Secured Note and Assignment, are not complete and are qualified in their entirety by reference to the full text thereof, filed herewith as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, to this Current Report on Form 8-K, and are incorporated by reference in this Item 1.01.

Item 3.02

Unregistered Sales of Equity Securities.

As described above, effective on August 22, 2017, we converted the Wilton Notes into 704,663 shares of our restricted common stock. The shares were issued in transactions exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), and state securities laws, in reliance on Section 4(a)(2), Section 3(a)(9), and/or Rule 506(b) of Regulation D of the Securities Act, and in reliance on similar exemptions under applicable state laws. The recipient represented that he is an accredited investor within the meaning of Rule 501(a) of Regulation D, and is acquiring the shares for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. The shares were offered without any general solicitation by the Company or its representatives. No underwriters or agents were involved in the foregoing issuance and we paid no underwriting discounts or commissions. The securities sold are subject to transfer restrictions, and the certificates evidencing the securities contain an appropriate legend stating that such securities have not been registered under the Securities Act and may not be offered or sold absent registration or pursuant to an exemption therefrom. The securities were not registered under the Securities Act and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

Effective on August 25, 2017, the Board of Directors adopted, subject to the ratification (for incentive stock option purposes) by the majority stockholders of the Company within 12 months of such adoption by the Board of Directors, the Company’s 2017 Equity Incentive Plan (the “Plan”). The maximum aggregate number of shares of common stock which may be issued pursuant to awards under the Plan is 1,250,000 shares, which number is subject to adjustment in connection with the payment of a stock dividend, a stock split or subdivision or combination of the shares of common stock, or a reorganization or reclassification of the Company’s common stock. The Plan is administered by the Board of Directors of the Company and/or the Company’s Compensation Committee.

The Plan is intended to secure for the Company the benefits arising from ownership of the Company’s common stock by the employees, officers, directors and consultants of the Company, all of whom are and will be responsible for the Company’s future growth. The Plan is designed to help attract and retain for the Company, qualified personnel for positions of exceptional responsibility, to reward employees, officers, directors and consultants for their services to the Company and to motivate such individuals through added incentives to further contribute to the success of the Company.

The Plan provides an opportunity for any employee, officer, director or consultant of the Company, subject to any limitations provided by federal or state securities laws, to receive (i) incentive stock options (to eligible employees only); (ii) nonqualified stock options; (iii) restricted stock; (iv) stock awards; (v) shares in performance of services; or (vi) any combination of the foregoing. In making such determinations, the Board of Directors (or the Compensation Committee) may take into account the nature of the services rendered by such person, his or her present and potential future contribution to the Company’s success, and such other factors as the Board of Directors (or the Compensation Committee) in its discretion shall deem relevant. Incentive stock options granted under the Plan are intended to qualify as “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). Nonqualified (non-statutory stock options) granted under the Plan are not intended to qualify as incentive stock options under the Code.

The foregoing description of the Plan is not complete, and is qualified in its entirety by reference to the full text thereof, filed herewith as Exhibit 10.5 to this Current Report on Form 8-K, and incorporated by reference in this Item 5.02. The Plan is also described in greater detail in the Information Statement.

Item 9.01

Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1*	Debt Conversion and Voting Agreement dated August 24, 2017, by and between, Monaker Group, Inc., and Mark A. Wilton
10.2*	Purchase Agreement dated August 31, 2017, between Bettwork Industries, Inc., as Purchaser and Monaker Group, Inc., as Seller
10.3*	$2.9 million Secured Convertible Promissory Note dated August 31, 2017, by Bettwork Industries, Inc., as borrower in favor of Monaker Group, Inc., as payee
10.4*	Assignment and Novation Agreement dated and effective August 31, 2017, by and between Monaker Group, Inc., Crystal Falls Investments, LLC, and Bettwork Industries, Inc.
10.5*	Monaker Group, Inc. 2017 Equity Incentive Plan

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONAKER GROUP, INC.

Date: September 5, 2017	By:	/s/ William Kerby
		Name:	William Kerby
		Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1*	Debt Conversion and Voting Agreement dated August 24, 2017, by and between, Monaker Group, Inc., and Mark A. Wilton
10.2*	Purchase Agreement dated August 31, 2017, between Bettwork Industries, Inc., as Purchaser and Monaker Group, Inc., as Seller
10.3*	$2.9 million Secured Convertible Promissory Note dated August 31, 2017, by Bettwork Industries, Inc., as borrower in favor of Monaker Group, Inc., as payee
10.4*	Assignment and Novation Agreement dated and effective August 31, 2017, by and between Monaker Group, Inc., Crystal Falls Investments, LLC, and Bettwork Industries, Inc.
10.5*	Monaker Group, Inc. 2017 Equity Incentive Plan

* Filed herewith.